UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2022

AeroClean Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr. Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 652-5326

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AERC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers.

On July 12, 2022, AeroClean Technologies, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals (as further described in Item 5.07 herein) including, an amendment to the Company’s 2021 Incentive Award Plan (the “2021 Plan”), to increase the number of shares reserved for issuance thereunder (the “Plan Amendment”) from 1,663,916 shares to 3,163,916 shares (this latter number does not take into account any future increases to the share reserve due to the operation the 2021 Plan’s evergreen provision).

A description of the material terms of the Plan Amendment is set forth under the heading “Proposal 2: Amendment to the Company’s 2021 Incentive Award Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 10, 2022 (the “Proxy Statement”), which description is hereby incorporated by reference.

The foregoing summary is qualified in its entirety by reference to (1) the full text of the 2021 Plan, which is filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on November 29, 2021 and (2) the full text of the Plan Amendment, a copy of which is filed as Annex A to the Proxy Statement, and in each case, which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was a virtual meeting held over the Internet via live webcast. Present at the Annual Meeting in person or by proxy were holders of 11,016,135 shares of the Company’s common stock, constituting a quorum for the transaction business. The proposals voted upon at the Annual Meeting and the vote with respect to each such matter are set forth below:

(1)	the election of six directors to the Company’s board of directors (the “Board”);

(2)	the Plan Amendment;

(3)	ratification of the appointment of Citrin Cooperman & Company, LLP (“Citrin”) to serve as the Company’s independent auditor for the 2022 fiscal year; and

(4)	the approval, for purposes of complying with Listing Rule 5635(d) of The Nasdaq Stock Market LLC (“Listing Rule 5635(d)”), of the sale in a private placement of units comprised of (i) 1,500,000 shares of the Company’s common stock and (ii) warrants exercisable into 1,500,000 shares of the Company’s common stock at an exercise price of $11.00 per share, with such units being sold for $10.00 per unit (the “Private Placement”).

For more information regarding the foregoing proposals, please see the Company’s Proxy Statement dated June 10, 2022 and the supplement thereto dated July 7, 2022, both of which were filed with the SEC pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

Proposal 1—Election of Directors

The nominees listed below were elected to the Board, each to serve until the 2023 annual meeting of stockholders and until their respective successor is duly elected and qualified or until his or her earlier death, resignation, or removal, with the respective votes set forth opposite to each nominee’s name:

Director	Votes For	Votes Withheld	Broker Non-Votes
Amin J. Khoury, PhD (Hon)	10,302,142	9,332	704,661
David Helfet, M.D.	10,290,148	21,326	704,661
Michael Senft	10,290,248	21,226	704,661
Thomas P. McCaffrey	10,289,750	21,724	704,661
Heather Floyd	10,290,153	21,321	704,661
Timothy Scannell	10,288,202	23,272	704,661

Proposal 2—2021 Incentive Award Plan

The stockholders approved the Plan Amendment by the following vote:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
10,250,846	56,105	4,523	704,661

Proposal 3—Auditor Ratification Proposal

The appointment of Citrin as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified by the following vote:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
10,914,657	10,551	90,927	0

Proposal 4—Private Placement

The Company’s stockholders approved, for purposes of complying with Listing Rule 5635(d), the Private Placement by the following vote:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
9,608,472	353	4,227	831,804

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
10.1*	Amendment to the AeroClean Technologies, Inc. 2021 Incentive Award Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on June 10, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 13, 2022 (Date)	AeroClean Technologies, Inc. (Registrant)
/s/ Jason DiBona
Jason DiBona Chief Executive Officer